EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Douglas M. Wright, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, certify that:

1.
the Quarterly Report of EnerJex Resources, Inc. on Form 10-Q for the quarterly period ended September 30, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of EnerJex Resources, Inc.

Date: November 14, 2013

/s/ Douglas M. Wright
Douglas M. Wright
Chief Financial Officer